                                                                Exhibit (m)(iii)

                               FIFTH THIRD FUNDS
                         INVESTMENT B RULE 12b-1 PLAN


     WHEREAS, Fifth Third Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

     WHEREAS, the Trust is authorized to (a) issue shares of beneficial interest (the "Shares") in separate series, with the Shares of each such series representing the interests in a separate portfolio of securities and other assets, and (b) divide the Shares within each such series into two or more classes;

     WHEREAS, the Trust has established a new class of shares of beneficial interest of the Trust to be designated as Investment B Shares (the "Investment B Shares") of the portfolios of the Trust (referred to herein, as each an "Initial Series", and collectively the "Initial Series") set forth in Exhibit A hereto,
                                                             ---------
such series, together with all other series subsequently established by the Trust and made subject to this Investment B Rule 12b-1 Plan (this "Plan") being referred to herein individually as a "Series" and collectively as the "Series";

     WHEREAS, the Trust may be deemed a distributor of the Shares within the meaning of Rule 12b-1 under the Act, and desires to adopt this Plan, and has adopted a related Distribution Agreement (the "Agreement") with BISYS Fund Services Limited Partnership, the Trust's principal underwriter (the "Distributor") pursuant to such Rule; and

     WHEREAS, the Board of Trustees as a whole, and the Trustees who are not interested persons (as defined in the Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or the Agreement and any agreements relating to it (the "Qualified Trustees"), having determined, in the exercise of their reasonable business judgment and in light of their fiduciary duties under state law and under Section 36(a) and (b) of the Act, that there is a reasonable likelihood that this Plan and the Agreement will benefit the Trust and the current and future shareholders of the Investment B Shares to which the Investment B Rule 12b-1 Plan applies, have accordingly approved this Plan and the Agreement by votes cast in person at a meeting called for the purpose of voting on this Plan and the Agreement and any agreements related thereto.

     NOW, THEREFORE, the Trust hereby adopts this Plan in accordance with Rule 12b-1 under the Act, on the following terms and conditions:
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SECTION 1.  PAYMENTS TO THE DISTRIBUTOR
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     (a)  Service Fees.  The Trust shall pay the Distributor a service fee at
          ------------
the end of each month at the annual rate of 0.25% of average daily net assets attributable to the Investment B Shares of the Initial Series to compensate the Distributor and any securities firms or other third parties who render personal services to and/or maintain shareholder accounts for the shareholders of the Investment B Shares.

     With respect to Investment B Shares of any Series subsequently established by the Trust and made subject to this Plan, the Trust shall pay the Distributor a service fee under this Plan at the annual rate agreed upon and specified in an addendum hereto. The expenditures to be made pursuant to this Plan shall commence with respect to Investment B Shares of a Series as of the date on which this Plan becomes effective with respect to each such class.

     (b)  Distribution Fees. The Trust shall pay the Distributor a distribution
          -----------------
fee under the Plan at the end of each month at the annual rate of 0.75% of average daily net assets attributable to the Investment B Shares of the Initial Series to compensate the Distributor for services provided and expenses incurred by it in connection with sales, promotional and marketing activities relating to the Investment B Shares.

     With respect to Investment B Shares of any Series subsequently established by the Trust and made subject to this Plan, the Trust shall pay the Distributor a distribution fee under this Plan at the annual rate agreed upon and specified in an addendum hereto. The expenditures to be made pursuant to this Plan shall commence with respect to Investment B Shares of a Series as of the date on which this Plan becomes effective with respect to Investment B Shares.

     Payment of the distribution fee described in this Paragraph 1(b) shall be subject to any limitation set forth in any applicable regulation of the National Association of Securities Dealers, Inc.

SECTION 2. PAYMENTS FROM OTHER SOURCES. To the extent that any payments made by
--------------------------------------
by the Trust to the Distributor or Fifth Third Bank (the "Adviser"), including payment of investment management fees, should be deemed to be an indirect financing of any activity primarily resulting in the sale of shares of the Trust within the scope of Rule 12b-1 under the Act, then such payments shall be deemed to be authorized by this Plan.

SECTION 3. TERM AND TERMINATION
-------------------------------

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     (a)  Initial Series.  This Plan shall become effective with respect to
          --------------
Investment B Shares of each Initial Series as of the later of (i) the date on which a Registration Statement with respect to Investment B Shares becomes effective under the Securities Act of 1933, as amended, or (ii) the date on which Investment B Shares of the Initial Series commences offering its Shares to
the public.   This Plan shall continue in effect with respect to each Initial
Series until one (1) year from the date of such effectiveness, unless the continuation of this Plan shall have been approved with respect to the Initial Series in accordance with the provisions of Section 3(c) hereof.

     (b)  Additional Series.  This Plan shall become effective with respect to
          -----------------
each additional Series offering Investment B Shares established by the Trust after the date hereof and made subject to this Plan upon commencement of the initial public offering thereof (provided, that this Plan has previously been
                                 --------
approved for continuation by votes of a majority of both (i) the Board of Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a meeting held before the initial public offering of such additional Series offering Investment B Shares thereof and called for the purpose of voting on such approval), and shall continue in effect with respect to each such additional Series offering Investment B Shares for one (1) year thereafter, unless the continuation of this Plan shall have been approved with respect to such additional Series or class in accordance with the provisions of Section 3(c) hereof. The Distributor and the Trust on behalf of each such additional Series offering Investment B Shares shall each sign an addendum hereto agreeing to be bound hereby and setting forth such specific and different terms as the parties may agree upon, including, without implied limitation, the amount and purpose of payments to be made hereunder.

     (c)  Continuation.  This Plan and the Agreement shall continue in effect
          ------------
with respect to each Series offering Investment B Shares thereof subsequent to the initial term specified in Section 3(a) and (b) for so long as such continuance is specifically approved at least annually by votes of a majority of both (i) the Board of Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on this Plan, subject to any shareholder approval requirements existing under applicable law.

     (d)  Termination.
          -----------

          (i) This Plan may be terminated at any time with respect to the Trust or any Series offering Investment B Shares thereof, as the case may be, by vote of a majority of the Qualified Trustees, or by vote of a majority of the outstanding voting securities of the Trust or that Series or Investment B Shares, as the case may be. This Plan may remain in effect with respect to a Series or Investment B Shares thereof even if it has been terminated in accordance with this Section 3(d) with respect to such Series or one or more other Series of the Trust.

          (ii) The Agreement may be terminated at any time, without penalty, with respect to the Trust or any Series, as the case may be, by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the Trust or that Series, as the case may be, on sixty (60) days' written notice to the Distributor. In addition, the Agreement provides for automatic termination in the event of its assignment.

SECTION 4. AMENDMENTS
---------------------

     This Plan may be amended with respect to the Trust or a Series or Investment B Shares thereof in the manner provided for annual renewal in Section 3(c) hereof; provided, however, that this Plan may not be amended to increase materially the amount of distribution expenditures provided for in Section 1 hereof unless such amendment is approved by a vote of a majority of the outstanding voting securities of each Series or Investment B Shares thereof with respect to which a material increase in the amount of distribution expenditures is proposed.

SECTION 5. INDEPENDENT TRUSTEES
-------------------------------

     While this Plan is in effect with respect to any Series, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

SECTION 6. QUARTERLY REPORTS
----------------------------

     The Treasurer of the Trust and the Treasurer of the Distributor shall provide to the Trustees of the Trust and the Trustees shall review, at least quarterly, a written report of the amounts expended for distribution pursuant to this Plan and the purposes for which such expenditures were made.


     SECTION 7. RECORD KEEPING
     -------------------------

     The Trust shall preserve copies of this Plan, the Agreement and any related agreements and all reports made pursuant to Section 6 hereof, for a period of not less than six (6) years from the date of this Plan, and the Agreement, the agreements or such reports, as the case may be, for the first two (2) years in an easily accessible place.

SECTION 8. LIMITATION OF LIABILITY
----------------------------------

     The term "Fifth Third Funds" means and refers to the Trustees of the Trust from time to time serving under the Declaration of Trust dated September 15, 1988, as amended (the "Master Trust Agreement") as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Master Trust Agreement. This Plan and its execution and delivery have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Master Trust Agreement. The Master Trust Agreement further provides, and it is expressly agreed, that each Series shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations and that no other Series shall be responsible or liable for the same.



     IN WITNESS WHEREOF, the Trust and the Distributor have executed this Investment B Rule 12b-1 Plan on the day and year set forth below in Cincinnati, Ohio.

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

ATTEST:                             FIFTH THIRD FUNDS


                                    By: /s/ Jeffrey Cusick


ATTEST:                             BISYS FUND SERVICES
                                    LIMITED PARTNERSHIP

                                    By: BISYS Fund Services, Inc.
                                        General Partner


                                    By: /s/ Mark A. Dillon


Date:  April 1, 2000

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

                                                           Dated: March 15, 2000

                                   EXHIBIT A
                                      to
                               FIFTH THIRD FUNDS

                         INVESTMENT B RULE 12b-1 PLAN


                              Investment B Shares
                              -------------------

     The Investment B Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Investment B Shares of the Series of the Trust set forth below (the "Applicable Funds"):

                         Fifth Third Quality Bond Fund
                        Fifth Third Quality Growth Fund
                           Fifth Third Mid Cap Fund
                           Fifth Third Balanced Fund
                     Fifth Third International Equity Fund
                        Fifth Third Equity Income Fund
                           Fifth Third Pinnacle Fund
                           Fifth Third Cardinal Fund
                          Fifth Third Technology Fund
                      Fifth Third Prime Money Market Fund
                       Fifth Third Bond Fund for Income
                  Fifth Third U.S. Government Securities Fund
                        Fifth Third Municipal Bond Fund
                      Fifth Third Ohio Tax Free Bond Fund


                                    FIFTH THIRD FUNDS

                                    By: /s/ Jeffrey Cusick
                                        Jeffrey Cusick, Vice President

                                       7